AGREEMENT

                                   BETWEEN



                           PROVIDENCE PLAN PARTNERS
                                     AND

                      FIRST CHOICE HEALTH NETWORK, INC.


                         FOR THE PURCHASE AND SALE OF

                       PROVIDENCE PREFERRED-WASHINGTON

                                 PPO BUSINESS












          Effective Date:  October 31, 1998




                                      AGREEMENT

                                  TABLE OF CONTENTS

               1. Purchase and Sale of Assets; Closing Date .............1

                  1.1  Purchase and Sale of Assets ......................1
                  1.2  Purchase Price ...................................1
                  1.3  Closing Date and Documents .......................1
                  1.4  Assumption of Liabilities ........................2
                  1.5  Allocation of Purchase Price .....................2

               2. Representations and Warranties of FCHN ................2

                  2.1  Organization .....................................2
                  2.2  Authorization ....................................3
                  2.3  Brokers and Finders ..............................3
                  2.4    Ability  to  Conduct  the  Assumed  and   Assigned
                  Business ..............................................3

               3. Representations and Warranties of Seller ..............3

                  3.1  Organization .....................................3
                  3.2  Authorization ....................................3
                  3.3  Absence of Certain Changes or Events .............4
                  3.4  Brokers and Finders ..............................4
                  3.5  Ability to Transfer Assets .......................4
                  3.6  PPO Business Contracts Not in Default ............4
                  3.7  No Litigation ....................................4

               4. Conditions to the Obligations of Seller ...............4

                  4.1  Representations and Warranties True at Closing ...4
                  4.2  Authority Relating to This Agreement .............4
                  4.3 No Action to Prevent Completion ...................5
                  4.4  Obligations Performed by FCHN ....................5

               5. Conditions to the Obligations of FCHN .................5

                  5.1  Representations and Warranties True at Closing ...5
                  5.2  Obligations Performed by Seller ..................5
                  5.3  Authority Relating to This Agreement .............5
                  5.4    Material  Changes in  Business  of  PPO-Washington
                  Division ..............................................5
                  5.5  No Action to Prevent Completion ..................6
                  5.6  Contracts and Records ............................6
                  5.7  Noncompetition Agreement .........................6
                  5.8  Due Diligence ....................................6
                  5.9  FCHN Board Regulations ...........................7

               6. Covenants of FCHN .....................................7

                  6.1  Sales Tax ........................................7
                  6.2 Access to Properties and Records ..................7








                  6.3  Indemnity ........................................7
                  6.4  Provider Contract Assignment Strategy ............7
                  6.5  Personnel ........................................8
                  6.6  FCHN Bylaw Amendments ............................8
                  6.7  Out-of-Area Coverage .............................8
                  6.8  Self-Funded Coverage .............................8
                  6.9  Renegotiation of Provider Agreements .............9

               7. Covenants of Seller ...................................9

                  7.1   Conduct of PPO  Washington Division Business  Prior
                  to Closing Date .......................................9
                  7.2  Access to Properties and Records .................9
                  7.3  Indemnity ........................................9
                  7.4  Employment Taxes and Other Taxes ................10
                  7.5  Assignment of Name and Telephone Numbers ........10
                  7.6  Non-Competition .................................10
                  7.7  Seller Post-Closing Support .....................10
                  7.8  Maintenance of Corporate Existence ..............10

               8. Termination ..........................................11

                  8.1  Mutual Agreement ................................11
                  8.2  Termination by FCHN .............................11
                  8.3  Termination by Seller ...........................11

               9. Confidentiality ......................................11

                  9.1    Conditions Regarding  Disclosure and  Exchange  of
                  Confidential Information .............................11
                  9.2  Public Announcements ............................12

               10.Partnership Council ..................................12

               11.Miscellaneous ........................................12

                  11.1  Expenses .......................................12
                  11.2  Notices ........................................12
                  11.3  Survival of Terms ..............................13
                  11.4  Governing Law ..................................13
                  11.5  Captions .......................................13
                  11.6  Assignment .....................................13
                  11.7  Counterparts ...................................13
                  11.8  Cooperation ....................................13
                  11.9  Business, Medical and Patient Records ..........13
                  11.10  Entire Agreement and Modification .............14
                  11.11  Records Disclosure ............................14
                  11.12  Failure to Pay ................................14

          SCHEDULE 1.1_Assets...........................................16

          SCHEDULE 1.2_Purchase Price...................................17

          SCHEDULE 1.2.1_Payment Schedule...............................19


                                         ii





          SCHEDULE 2.2_Excerpt from 9/24/98 Board of Directors Meeting With
          Resolution....................................................20

          SCHEDULE 3.5_Ownership of Assets..............................21

          SCHEDULE 3.9_Payer Contracts..................................22

          SCHEDULE 3.10_No Litigation...................................23

          SCHEDULE 6.7_Resolutions......................................24

          SCHEDULE 7.8_Noncompetition...................................25




                                         iii






                                      AGREEMENT


               This AGREEMENT (the _Agreement_) is made and entered into as of October 31, 1998, by and between PROVIDENCE PLAN PARTNERS, a Washington nonprofit corporation (_Seller_), and FIRST CHOICE HEALTH NETWORK, INC., a Washington corporation (_FCHN_).

                                      RECITALS

               A. Seller is the owner of certain assets that it has used in its Washington division which conducts a preferred provider network and that division's related health care services and other activities, known as either Sound Health or Providence
          Preferred  -  Washington   (the  _PPO  Division_   or  the   _PPO
          Business_).

               B. Seller desires to sell the PPO Division in Washington, and FCHN desires to purchase the PPO Division in Washington, on the terms and subject to the conditions of this Agreement.

                                      AGREEMENT

               NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

               1.   Purchase and Sale of Assets; Closing Date.

                    1.1 Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, and the exhibits and schedules hereto, on the Closing Date (as defined below) Seller shall convey, transfer, assign, set over and deliver to FCHN, and FCHN shall purchase from Seller, all of Seller's right, title and interest in and to all of the assets of Seller's Washington PPO's Washington Division Business tangible and intangible, listed in Schedule 1.1 (the _Assets_). Transfer of the Assets shall be by Bill of Sale, written assignment, or such other instruments as deemed necessary and reasonable by FCHN.

                    1.2  Purchase Price.   Subject to the  other terms  and
          conditions of this Agreement, FCHN shall pay to Seller a total purchase price (the _Purchase Price_) determined and paid pursuant to the methodology set forth in Schedule 1.2.

                    1.3  Closing  Date  and  Documents.    Closing  of  the
          purchase and sale of the Assets provided for herein (the _Closing_) shall take place on or before November 30, 1998, at such place, date, and time as the parties may agree. The date of the Closing shall be referred to in this Agreement as the _Closing Date._ On the Closing Date, Seller shall convey its entire interest in the Assets to FCHN. On or before the Closing Date there shall be delivered to the parties, in form and substance satisfactory to their respective counsel, the documents and other items listed and described in this Agreement.

                    Notwithstanding the above, the Closing Date shall be extended if FCHN is unable to complete its due diligence review under Section 5.8 due to its inability to obtain necessary information from third parties, provided that in no event shall the Closing Date be later than December 15, 1998. FCHN shall immediately inform Seller of any difficulty in completing due diligence, and shall utilize Seller's assistance in obtaining information from third parties.

                    1.4 Assumption of Liabilities. FCHN will not assume any existing liabilities of Seller or of the PPO -Washington Division Business. FCHN will assume responsibility only for those liabilities it incurs with respect to the operation of the PPO Business following Closing. Seller will defend, indemnify and hold FCHN harmless from any liability (including attorneys' fees) existing under or arising out of the operation of the PPO Washington Division Business prior to Closing. FCHN will defend, indemnify and hold Seller harmless from any liability (including attorney fees) arising out of the operation of the PPO Washington Division Business following Closing.

                    1.5 Allocation of Purchase Price. The parties agree that the Purchase Price for the Assets, and the Noncompetition Agreement under Section 7.6 below, shall be allocated as follows:


                    Intangible assets including trade
                    secrets and goodwill         -     0%

                    Trademarks and trade names   -     5%

                    Copyrights                   -     0%

                    Contracts and Licenses       -     60%

                    Computer equipment and
                    software licenses            -      5%

                    Noncompetition Agreement     -     30%

          The parties agree that the foregoing allocations of the Purchase Price were specifically negotiated.

               2. Representations and Warranties of FCHN. Except as otherwise specifically set forth in this Agreement, FCHN hereby represents and warrants to Seller that on the Closing Date, and, as applicable, as of the date of this Agreement:

                    2.1 Organization. FCHN is a for profit corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite corporate


                                          2





          power to own and lease its properties and to conduct its business
          as it is now conducted.   FCHN has the requisite corporate  power
          to enter into and perform its obligations under this Agreement.

                    2.2  Authorization.  This  Agreement has been  (a) duly
          authorized and approved by FCHN's board of directors and by all members or shareholders of FCHN whose approval is necessary, and
          (b) duly executed and delivered by FCHN. All of such actions were taken in accordance with FCHN's corporate documents and bylaws. A true and accurate copy of such resolutions are attached hereto as Schedule 2.2.

                    2.3 Brokers and Finders. FCHN has not retained any broker, finder or similar person in connection with the transactions contemplated by this Agreement, and FCHN will indemnify and hold harmless Seller against all claims for brokers', finders' or similar fees claimed or asserted by any party claiming to have been employed by or to have had any arrangement with FCHN.

                    2.4 Ability to Conduct the Assumed and Assigned Business. FCHN has the administrative, management, personnel and information systems ability to conduct the assumed and assigned business as of the date of Closing of the transaction without any material disruption in the delivery of services to enrollees, purchasers of the PPO Washington Division's services, or payment of Provider or Facility claims. Seller acknowledges that this representation and warranty is made in anticipation of FCHN's employment of Seller's current staff and ability to utilize Seller's computer and software systems post-Closing.

               3. Representations and Warranties of Seller. Except as otherwise specifically set forth in this Agreement, Seller hereby represents and warrants to FCHN that on the Closing Date, and, as applicable, as of the date of this Agreement:

                    3.1 Organization. Seller is a nonprofit corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite corporate power to conduct the PPO Washington Division Business as it is now conducted. Seller is qualified to do business in each jurisdiction in which the nature of the Business makes such qualification necessary. Seller has the requisite corporate power to enter into and perform its obligations under this Agreement.

                    3.2 Authorization. The Board of Directors of Seller shall have (i) approved the terms and provisions of the transaction contemplated by this Agreement and (ii) authorized the officers and/or board of directors of Seller to take whatever actions they deem necessary or desirable in order to consummate the transactions contemplated by this Agreement. All of such actions were taken in accordance with all applicable provisions of the Washington Nonprofit Corporation Act and Seller's


                                          3






          corporate documents and bylaws.  FCHN   A true and accurate  copy
          of such Resolution is attached hereto as Schedule 3.2.

                    3.3 Absence of Certain Changes or Events. Prior to the Closing Date Seller will not initiate any material change in the financial position, liabilities, ownership, or other items of Seller related to the PPO Washington Division Business or its Assets. _Material_ shall be defined as any action which results in a decrease of 5% or more in the gross revenue to Seller's PPO Washington Division Business prior to the date of Closing.

                    3.4 Brokers and Finders. Seller has not retained any broker, finder or similar person in connection with the transactions contemplated by this Agreement, and Seller will indemnify and hold harmless FCHN against all claims for brokers', finders' or similar fees claimed or asserted by any party claiming to have been employed by or to have had any arrangement with Seller.

                    3.5 Ability to Transfer Assets. Seller has the right and ability to transfer or assign its rights and interests in each of the Assets listed in Schedule 1.1 as of the date of Closing.

                    3.6 PPO Business Contracts Not in Default. Seller's PPO payer and provider contracts identified on Schedule 3.6 are in good standing and there are no known uncured defaults of Seller or the payer or provider under these agreements except as disclosed on Schedule 3.6. There are no facts known to PPP which materially affect the Assets or the PPO Business which have not been expressly and fully disclosed to FCHN including disclosure through the due diligence completed by FCHN prior to the date of this Agreement.

                    3.7 No Litigation. There are no actions, suits, claims, proceedings or investigations of any kind pending or threatened against or affecting the Assets, unless disclosed on
          Schedule 3.7.

               4. Conditions to the Obligations of Seller. Except as otherwise specifically set forth herein, all obligations of Seller under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived in writing by Seller:

                    4.1 Representations and Warranties True at Closing. The representations and warranties of FCHN contained in this Agreement shall be deemed to have been made again at and as of the Closing Date with respect to the state of facts then existing, and shall then be true and correct in all respects.

                    4.2 Authority Relating to This Agreement. All proceedings required to be taken by or on the part of FCHN to execute, deliver and carry out this Agreement and any documents,


                                          4





          statements,  schedules  or  exhibits  to  be  furnished  by  FCHN
          pursuant  hereto   or  in   connection  with   the   transactions
          contemplated hereby shall have been duly and properly taken.

                    4.3 No Action to Prevent Completion. There shall not have been instituted and be continuing or threatened against FCHN any claim, action or proceeding which would materially adversely affect the business or financial condition of FCHN, nor shall there have been instituted and be continuing or threatened any action or proceeding by or before any court or any other governmental body to restrain, prohibit or invalidate, or to obtain damages in respect of, the transactions contemplated by this Agreement.

                    4.4 Obligations Performed by FCHN. Each of the obligations of FCHN to be performed prior to or on the Closing Date pursuant to the terms of this Agreement shall have been duly performed, and Seller shall not have discovered any material error, misstatement or omission in the representations and warranties made by FCHN herein.

               5. Conditions to the Obligations of FCHN. Except as otherwise specifically set forth herein, all obligations of FCHN under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived in writing by FCHN:

                    5.1 Representations and Warranties True at Closing. The representations and warranties of Seller contained in this Agreement shall be deemed to have been made again at and as of the Closing Date with respect to the state of facts then existing, and shall then be true and correct in all respects.

                    5.2 Obligations Performed by Seller. Each of the obligations of Seller or its shareholders to be performed prior to or on the Closing Date pursuant to the terms of this Agreement shall have been duly performed, and FCHN shall not have discovered any material error, misstatement or omission in the representations and warranties made by Seller herein.

                    5.3 Authority Relating to This Agreement. All proceedings required to be taken by or on the part of Seller and its member(s) (i) to authorize Seller to execute, deliver and carry out this Agreement and any documents, statements, schedules or exhibits to be furnished by Seller pursuant hereto or in connection with the transactions contemplated hereby and (ii) to sell, transfer and deliver the Assets to FCHN in accordance with this Agreement, shall have been duly and properly taken, and any approval required of all of Seller's member(s) shall have been given.

                    5.4 Material Changes in Business of PPO-Washington Division . There shall have been no _material_ adverse change in the position, financial or otherwise, of the Assets or the PPO


                                          5





          Washington Division Business, other than as permitted by this Agreement. _Material_ changes shall be those which could result in an unbudgeted decrease of 5% or more in the gross revenue to the PPO Washington Division's Business.

                    5.5 No Action to Prevent Completion. There shall not have been instituted and be continuing or threatened any action or proceeding by or before any court or any other governmental body to restrain, prohibit or invalidate, or to obtain damages in respect of, the transactions contemplated by this Agreement which might affect the right of FCHN after the Closing Date to own, operate and control the Assets or to operate the Business. This condition shall not be deemed to have been breached by the assertion of any claim by a shareholder of Seller or any of Seller's predecessors in interest against Seller or Seller's officers, directors or shareholders.

                    5.6 Contracts and Records. To the extent that any assignment of a contract, license, lease or right to be assigned shall require the consent of the other party, this Agreement shall not constitute an agreement to assign the same if such agreement or assignment will constitute a breach thereof.

                    5.7  Noncompetition  Agreement.    Seller  shall   have
          executed the Noncompetition Agreement.

                    5.8 Due Diligence. FCHN shall have completed its due diligence review pursuant to this Section 5.8 not later than October 30, 1998.

                         5.8.1 Review of Operations. Prior to the Closing Date, FCHN may, at its own expense, direct its employees, accountants and legal advisers to conduct due diligence on such operations and financial matters of Seller related to the PPO Washington Division Business as FCHN deems appropriate. Seller agrees to grant reasonable access to all documents and Seller personnel related to the PPO Business to assist FCHN in its due diligence review. Seller acknowledges that FCHN's agreement to purchase the Assets under this Agreement is premised upon the reasonable accuracy in all material respects of the financial information for the PPO Washington Division Business previously delivered to FCHN and to be reviewed pursuant to FCHN's due diligence, and upon the warranties made by Seller under Sections 3.6, of this Agreement. In the event FCHN's due diligence reveals that the financial information on which its proposal is based is materially inaccurate, FCHN reserves the right to terminate this Agreement upon written notice to Seller not later than November 15, 1998, or to attempt to renegotiate the Purchase Price. _Material_ changes shall be those which result in a decrease of 5% or more in the gross revenue to the PPO Business. If this transaction as contemplated fails to close for any reason, all documents, and other information of Seller provided to FCHN or its advisors or other representatives,



                                          6





          including all copies thereof, shall forthwith be returned to Seller

                         5.8.2     Cooperation.    Seller  and  FCHN   will
          cooperate with  each  other  in undertaking  and  completing  all financial and operational due diligence reviews. As part of the due diligence process, Seller and FCHN agree to furnish such information to each other as may be reasonably requested concerning their respective operations, liabilities, assets and other relevant information, subject to the confidentiality provisions of this Agreement. FCHN agrees to use its best efforts to conduct its due diligence review as expeditiously as possible with as little disruption to Seller's business activities as possible.

                    5.9 FCHN Board Resolutions. FCHN's Board of Directors shall have adopted the resolutions set forth in Schedule 6.6.

               6.   Covenants of FCHN.

                    6.1 Sales Tax. FCHN shall pay all sales or other taxes imposed by any State in connection with or as a result of the transactions contemplated by this Agreement and shall file all requisite sales tax or other tax returns.

                    6.2 Access to Records and Data. After the Closing Date, FCHN shall cooperate to give Seller and its authorized representatives reasonable access, during reasonable business hours at no cost to FCHN, and in such manner as will not unduly disrupt the normal business activities of FCHN, to pre-Closing records and data, whether electronically maintained or maintained on microfiche or hard copy of the Seller which are in the possession of FCHN, if reasonably needed and requested by Seller.

                    6.3 Indemnity. FCHN shall indemnify and hold harmless Seller (and its employees, officers and directors) and each of its successors and assigns, from and against any and all loss, cost, expense, liability, claim, demand and judgment, including the defense thereof and attorneys' fees incurred, resulting from or arising out of or in connection with any claims arising out of or in connection with the operation of the Assets or of the PPO Washington Division Business of FCHN after the Closing Date. Seller shall give prompt notice to FCHN of any matter arising under this Section 6.3, and FCHN shall accept any tender of the defense of any such matter.

                    6.4 Provider Contract Assignment Strategy. Subject to the limitations stated in this Section 6.4, FCHN shall, as of Closing, implement a provider contracting strategy for existing providers in the Seller PPO Business network. As part of this strategy, FCHN will either accept assignment of all existing Seller provider agreements or itself directly enter new contracts with such providers. FCHN's obligations hereunder are subject to the agreement of the providers to accept assignment of such


                                          7



          contracts  to  FCHN.    Following  Closing,  FCHN  may,  in   its
          discretion, determine appropriate contracting parameters and terms of participation for its provider network, and may contract or determine not to contract with providers on such terms as FCHN may deem appropriate. Notwithstanding the above, and so long as FCHN shall offer network providers' contract terms and fees similar to their existing provider agreement with PPP, if after Closing FCHN affirmatively terminates the provider agreements of more than 25% of the total number of providers in any geographic service area (defined as an area no smaller than a county), and if thereupon and as a result of such network reduction (as evidenced in writing by any such payer(s)), PPO Business payers contracting with FCHN terminate their payer agreements for PPO Business, the reduction in revenue occasioned by the loss of such payer contracts shall not be used to reduce the APP under the calculations pursuant to Schedule 1.2.

                    6.5 Personnel. FCHN wishes to employ Seller's personnel currently assigned to the PPO Division as employees of FCHN post-Closing. The employees are therefore included in the assets of the corporation, and all necessary steps will be taken to effect an orderly transition. FCHN shall present terms and conditions for its employment of Seller's employees post-Close to said employees as soon as possible after execution of this Agreement. FCHN agrees that it will offer competitive pay and benefits to those employed personnel of Seller to whom it determines to make offers of employment. Notwithstanding, FCHN's decisions to offer employment to Seller's employed personnel shall be in the discretion of FCHN.

                    6.6 FCHN Bylaw Amendments. Prior to November 15, 1998, FCHN agrees to present two resolutions to its Board of Directors for adoption to (a) create an Advisory Committee to the Board whose membership will consist of FCHN network participating hospitals, and a permanent position to be filled by a Seller representative; and (b) authorize a Seller representative to be present at each Board and Finance Committee meeting as a non-voting participant. The resolutions shall be in the form as set forth in Schedule 6.6.

                    6.7 Out-of-Area Coverage. With respect to Out-of-Area coverage for Providence Health Plans in Oregon, FCH would, effective January 1, 1999, make available the expanded FCH PPO described above to Providence Health Plans in Oregon at terms mutually agreeable to both parties. The parties agree that FCH PPO shall enter into an exclusive, reciprocal marketing agreement with PPP, to be negotiated by PPP and FCH after close.

                    6.8 Self-Funded Coverage. With respect to CIGNA's administration of Seller's self-funded benefit plan, FCHN agrees to make its network available to CIGNA and Seller effective January 1, 1999. _Network_ shall include all providers and facilities whose contracts are assumed by FCHN under this Agreement. CIGNA will be requested by FCHN to add the entire


                                          8



          Network of FCHN as it exists after Closing, and make such Network available to Providence's self-funded benefit plan.

                    6.9 Renegotiation of Provider Agreements. Prior to the Closing, FCHN and Sisters of Providence in Washington will negotiate and mutually agree to adjust the rates paid to the following Sisters of Providence facilities under their provider agreements to be assigned to and assumed by FCHN:

                         Providence General  Medical Center,  Everett;
                         Providence Seattle Medical Center, Seattle; Providence St. Peter's Hospital, Olympia; Providence Centralia Hospital, Centralia; Providence Yakima Medical Center, Yakima; Providence Toppenish Medical Center, Toppenish; Providence Alaska Medical Center, Anchorage.

                    None of these adjustments will be decreases.

               7.   Covenants of Seller.

                    7.1 Conduct of PPO Washington Division Business Prior to Closing Date. Pending the Closing Date, Seller agrees to conduct the PPO Washington Division Business in the ordinary course of business and to use its best efforts to preserve and maintain the goodwill of the Business; Seller shall follow practices and maintain its financial records and books in accordance with generally accepted accounting principles consistently applied; and Seller shall not take any action or suffer any action taken against it which would cause any material change in any of the matters covered by Seller's representations and warranties in Section 3 of this Agreement; _Material_ shall be defined as any action which results in a decrease of 5% or more in the gross revenue to Seller's PPO Washington Division Business prior to the date of Closing.

                    7.2 Access to Properties and Records. Unless any third party shall have the right to consent to such access, and shall refuse to so consent, between the date of this Agreement and the Closing Date, FCHN and its authorized representatives shall upon request have reasonable access during normal business hours to the books and records of Seller in such manner as will not unduly disrupt the normal business activities of Seller.

                    7.3 Indemnity. Seller shall indemnify and hold harmless FCHN (and all of its officers and directors) and each of its successors and assigns, from and against any and all loss, cost, expense, liability, claim, demand and judgment, including the defense thereof and attorneys' fees incurred, resulting from or arising out of or in connection with (i) any breach by Seller of any warranty or representation made by Seller pursuant to this Agreement; (ii) the nonperformance, partial or total, of any covenant of Seller; and (iii) any claims which are not assumed by


                                          9




          FCHN hereunder arising out of or in connection with the operation of the Assets or the PPO Washington Division Business prior to the Closing Date. FCHN shall give prompt notice to Seller of any matter arising under this Section 7.3, and Seller shall accept any tender of the defense of any such matter.

                    Seller shall have sole responsibility for compliance with, and shall assume all liabilities and obligations resulting from any noncompliance with the requirements of any state, federal, or local requirements with respect to any termination of employment, including COBRA requirements. Seller shall fully assume and pay any liability or expense for termination or severance of all Seller employee PPO Washington Division Business personnel, and shall indemnify and hold harmless FCHN from any such liability.

                    7.4 Employment Taxes and Other Taxes. Seller shall pay, when due, all state, federal and local income, excise, business and occupation, unemployment, disability, and similar or other taxes payable in connection with its Business prior to or on the Closing Date.

                    7.5 Assignment of Name and Telephone Numbers. Seller expressly agrees to assign to FCHN, or to take whatever action is necessary in order to allow FCHN to assume, the telephone number(s) of the PPO Washington Division Business until two years post-closing. Seller agrees to permit FCHN the use of the _Sound Health_ and _Preferred-Washington_ name for the period of the Noncompetition Agreement, at which time all rights and licenses associated with said names and trademarks reverts to Seller.

                    The number 1-800-443-0996 is to be shared between FCHN and PPP as mutually agreed for a period of at least one (1) year following Closing to facilitate the transition of the PPO Business without transferring ownership of the number to FCHN.

                    7.6  Non-Competition. The parties agree to abide by the
          terms  and  conditions  of  the  FCHN  separate   Non-Competition
          Agreement attached as Schedule 7.6.

                    7.7 Seller Post-Closing Support and Operation. Upon request of FCHN, Seller shall provide facility and system support, at cost, to FCHN as reasonably necessary to facilitate the transfer of the PPO Washington Division Business, pursuant to the terms set forth on Schedule 7.7. Further, Seller shall undertake all reasonable efforts to assist FCHN in the transition to FCHN of all PPO Washington Division Business contracts and other Assets of the PPO Washington Division Business. FCHN agrees to administer at no cost to Seller all run-out of claims processing and payment for services delivered by PPO Washington Division Business prior to Closing.

                    7.8 Maintenance of Corporate Existence. For a period of at least two (2) years from the Closing Date, PPP shall


                                         10





          maintain its existence as a nonprofit corporation and shall not transfer, either directly or by operation of law by merger, consolidation or other reorganization, all or substantially all of its assets to any person or entity (_transferee_) without FCHN's prior written consent unless any proposed transferee shall agree in writing to assume the indemnity and other obligations of PPP under this Agreement. No notice to or consent by FCHN is required if upon any such dissolution, merger or consolidation or other transfer or reorganization of Seller, Sisters of Providence in Washington assumes Seller's obligation under this Agreement.

               8.   Termination.

                    8.1  Mutual  Agreement.      This  Agreement   may   be
          terminated and abandoned without penalty at any time prior to the Closing Date by the written agreement of both FCHN and Seller.

                    8.2 Termination by FCHN. This Agreement may be terminated by FCHN if, as of the Closing Date, the conditions set forth in Section 5 of this Agreement shall not have been met by Seller or waived in writing by FCHN.

                    8.3 Termination by Seller. This Agreement may be terminated by Seller if, as of the Closing Date, the conditions set forth in Section 4 of this Agreement shall not have been met by FCHN or waived in writing by Seller.

               9.   Confidentiality.

                    9.1  Conditions Regarding  Disclosure and  Exchange  of
          Confidential Information. As part of FCHN's due diligence review, it will be necessary for Seller and FCHN to disclose and exchange certain confidential and proprietary information, including financial and operating information. To assure that any disclosure and exchange of information is maintained in a confidential manner, Seller and FCHN agree to the following terms and conditions for any such disclosure or exchange of confidential information:

                         9.1.1 All financial and operational information, and any other information expressly identified by any party as confidential and thereafter disclosed or exchanged between Seller and FCHN shall be kept confidential and shall not be disclosed to any third-party other than those consultants, legal counsel, counsel or advisers, if any, specifically retained to participate in and conduct the due diligence under this Agreement. Each party shall disclose to the other the identity of any consultant or advisor to whom the other plans to disclose such information in advance of such disclosure. Further, confidential information exchanged or disclosed by Seller or FCHN shall be used exclusively for purposes of this Agreement and for no other purpose.




                                         11





                         9.1.2 In the event this transaction does not close, Seller and FCHN shall each return to the other such confidential information of the other as may have been exchanged or disclosed.

                    9.2 Public Announcements. Seller and FCHN also agree that neither will, without the prior written consent of the other, make any public announcements or statements concerning this Agreement or the transaction contemplated herein, except to their respective consultants, lawyers or financial institutions and as may be necessary to comply with any applicable federal or state law, regulations or order; in any event, any party required to disclose the existence of the discussions to any outside party shall notify the other party prior to Closing. Any public statement or announcement made shall be developed jointly by Seller and FCHN and shall be issued only following the execution of the Purchase Agreement and upon mutual agreement.

               10.  Partnership Council.

          A Partnership Council (the _Council_) will be created by mutual agreement with representatives from both FCHN and Seller to oversee the transition of the PPO Washington Division Business to FCHN following Closing and to act as a forum for future provider/payer relations. FCHN and Seller shall each pick three
          (3) persons to serve on the Council.

          Following Closing and through December 31, 1998, the Council shall meet at the request of either Seller or FCHN, and shall meet semi-annually thereafter or as otherwise agreed.

               11.  Miscellaneous.

                    11.1 Expenses. Unless otherwise provided in writing as mutually agreed, each party will pay its own costs and expenses, including legal and accounting expenses, relating to the transactions contemplated by this Agreement.

                    11.2 Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be delivered by personal delivery, facsimile or United States mail, certified or registered, return receipt requested, and addressed to the parties as follows:

                    To Seller: Providence Plan Partners
                               520 Pike Street, Suite 2500
                               Seattle, WA  98101
                               Attn:  General Counsel

                    To FCHN:   First Choice Health Network, Inc.
                               601 Union, Suite 1100
                               Seattle, WA  98101
                               Attn:  Gary R. Gannaway



                                         12




          The address for any party may be changed by such party from time to time by written notice pursuant to this Section 11.2. Any notice to be delivered hereunder shall be deemed to be delivered on the date of delivery if by personal delivery or facsimile, or five days after mailing if sent by mail.

                    11.3 Survival    of    Terms.        All    warranties,
          representations and covenants contained in this Agreement and in any certificate or other instrument delivered by or on behalf of the parties pursuant hereto shall be continuous and shall survive the Closing Date.

                    11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington,

                    11.5 Captions.     The  captions   contained  in   this
          Agreement shall not be controlling in the construction or interpretation of this Agreement.

                    11.6 Assignment. This Agreement and the rights and obligations hereunder may not be assigned by Seller without the prior written consent of FCHN which shall not be unreasonably withheld. Any purported assignment by Seller in contravention of this Section 11.6 shall be null and void. This Agreement and the rights and obligations hereunder may not be assigned by FCHN; provided nonetheless, however, that FCHN may make such an assignment either to any subsidiary or affiliated corporation or company or to any affiliated person or entity, provided that Seller shall be given notice of such assignment, and Seller's consent shall be required but such consent shall not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties.

                    11.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

                    11.8 Cooperation. The parties agree to cooperate with each other in supplying required forms, notifying appropriate authorities, executing such documents as may be required and in any other way reasonably necessary to facilitate the lawful and orderly transfer of the Assets as set forth herein, including the development of a transition plan, and participation on the Partnership Council.

                    11.9 Business, Medical and Patient Records. All business, medical and patient records in Seller's possession pursuant to the operation of the PPO's Washington Division
          Business shall remain at Seller's PPO Washington Division Business location pending the Closing Date. Following the Closing Date, FCHN shall assume all custodial responsibility for such records, and shall keep such records in such location as


                                         13





          FCHN may deem necessary or desirable. After Closing, Seller, shall have reasonable access to such records at all times during normal business hours, in such manner as will not unduly disrupt the normal business activities of FCHN. The parties' obligations under this Paragraph 11.9 are subject to: (a) the rights of patients to refuse to consent to release or disclosure of their medical or financial records; and (b) the right of third parties who have the right by contract to consent to such release of or access to records and who refuse to consent.

                    11.10    Entire  Agreement  and  Modification.     This
          Agreement and the exhibits and schedules hereto constitute and contain the entire agreement of the parties supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or in writing, between the parties respecting the subject matter of this Agreement. This Agreement may be amended only in a written instrument signed by all parties hereto.

                    11.11 Records Disclosure. The provisions of this paragraph shall only be effective if this contract is subject to regulations promulgated by the Health Care Financing Administration implementing S 952 of the Omnibus Reconciliation Act of 1980, codified at 42 U.S.C. S 1395x(v)(1)(A):

                         a. Each party agrees, until the expiration of four (4) years after the furnishing of services pursuant to this Agreement, to make available upon written request, to the Secretary of Health and Human Services (Secretary) or, upon request, to the Comptroller General, or any of their duly authorized representatives, this Agreement and all books, documents, and records that are necessary to verify the nature and extent of the costs of such services.

                         b. If any party carries out any of the duties hereunder through a subcontract with a related organization, having a value or cost of Ten Thousand ($10,000) or more over a twelve (12) month period, such subcontract shall contain a clause to the effect that, until the expiration of four (4) years after the furnishing of such services pursuant to such subcontract, the related organization shall make available, upon written request, to the Secretary, or, upon request, to the Comptroller General, or any of their duly authorized representatives, the subcontract and the books, documents, and records of such organization that are necessary to verify the nature and extent of the costs of such services.

                    11.12 Failure to Pay. In the event FCHN fails to make payments to Seller by the scheduled date, Seller may proclaim default and demand payment in full for the remainder of the amount due and owing under the payment schedule pursuant to
          Schedule 1.2 provided that FCHN shall have the opportunity to cure any default within 10 working days of receiving notice from Seller, and further provided that the APP shall nonetheless be


                                         14






          calculated and the remainder of the purchase price reconcilations shall be completed pursuant to Schedule 1.2

               IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth above.

                                        PROVIDENCE PLAN PARTNERS, a
                                           Washington nonprofit corporation



                                        By  /s/ John F. Koster, M.D.
                                           ------------------------------
                                           John F. Koster, M.D.
                                           Its Senior Vice President/Chief
                                           Medical Officer


                                        FIRST CHOICE HEALTH NETWORK, INC.,
                                        a Washington corporation



                                        By  /s/Gary R. Gannaway
                                           ---------------------------
                                            Gary R. Gannaway
                                            Its  Chief Executive Officer


                                         15





                                 SCHEDULE 1.1_Assets

          A.   Assets Purchased:

               1.   Intangible Assets; including trade secrets and goodwill

               2.   Trademarks and Tradenames (Preferred Washington;)

               3.   Copyrights

               4.   Payer and Provider Agreements

               5. Office equipment, computer hardware, operating systems, software and licenses used in the PPO Business

               6.   PPO  Business  records  and  documents  necessary   for
                    transition of PPO Business, including billing and claim records.

          B.   Excluded Assets:

               1.   Name _Providence_

               2. All other assets not specifically described in (A) above.































                                         16





                             SCHEDULE 1.2_Purchase Price

               The Purchase Price will be determined as follows:

               The actual purchase price (_APP_) will equal the revenues received by FCHN from the PPO Business during the twelve (12) months after the Closing Date. As estimated payments toward the APP, FCHN will pay to Seller eighteen (18) monthly payments, according to Schedule 1.2.1 attached hereto. These payments begin the first of the first month after the Closing Date and will be due in cash in the form of a check or draft paid to Seller by FCHN by the 15 day of each succeeding month.

               FCHN may, at its sole option, at any time, elect to prepay all or part of the principal balance. If FCHN exercises this option, then FCHN will recalculate Schedule 1.2.1 to determine the applicable interest expense. No future interest or other penalties will be assessed if FCHN elects to prepay all or part of the principal balance.

               FCHN total payments to Seller, will be no more than $3,500,000 and no less than $2,832,000. FCHN will calculate the APP no later than the nineteenth (19 ) month after the Closing Date. If the APP is greater than $2,832,000, FCHN will pay Seller the difference between the two figures within fifteen working days after the Calculation has been made. FCHN will provide Seller a monthly record of revenue and membership on the acquired PPO Washington Division Business no less than quarterly. FCHN agrees to allow Seller to audit at Seller's expense FCHN records as they relate to the APP calculation.

               FCHN and Seller recognize there will be receipts and disbursements applicable to services rendered by Seller prior to the Closing Date. Twelve (12) months after the Closing Date, the parties shall calculate the amount of funds received by FCHN for the PPO Washington Division Business and services it provided prior to the Closing Date, and deduct from that amount any disbursements made by FCHN for liabilities of Seller prior to the Closing Date. FCHN will use the accrual method of accounting for all financial calculations. FCHN will not include in the calculation of disbursements any of its overhead or other costs associated with its administration of the run-out or other such disbursements.

               In the event the Final Calculation demonstrates that the funds received are greater than the funds disbursed by FCHN (_surplus_), FCHN will pay to Seller the full amount of such surplus not later than February 15, 2000. In the event the funds received are less than the funds disbursed by FCHN (_deficit_) the amount of the deficit shall be paid by Seller to FCHN not later than February 15, 2000. If Seller does not make such payment on a timely basis, FCHN shall be withheld by FCHN from the next monthly payment toward the APP.



                                         17

         SCHEDULE 3.5--Ownership of Assets

	   None.










                                         18






                           SCHEDULE 1.2.1_Payment Schedule

               See attached.





                                         19





                     SCHEDULE 2.2_Excerpt from 9/24/98 Board of
                          Directors Meeting With Resolution

               See attached.













                                         20





                          SCHEDULE 3.5_Ownership of Assets

               None.



                                         21






                            SCHEDULE 3.9_Payer Contracts


             Payer


          1.


          2.


          3.


          4.


          5.


                                         22





                              SCHEDULE 3.10_Litigation

               None.






                                         23





                              SCHEDULE 6.7_Resolutions

               See attached.




                                         24






                             SCHEDULE 7.8_Noncompetition


               This AGREEMENT (the _Agreement_) is made and entered into as of October 31, 1998, by and between PROVIDENCE PLAN PARTNERS, a Washington nonprofit corporation (_Seller_), and FIRST CHOICE HEALTH NETWORK, INC., a Washington corporation (_FCHN_).

               WHEREAS, FCHN and Seller have completed an asset purchase and sale transaction whereby FCHN acquired from Seller certain assets pursuant to that certain agreement dated as of October____, 1998 (the _Purchase Agreement_).

               WHEREAS, FCHN and Seller agreed to certain restrictions on the ability of Seller to compete with FCHN following the closing of the Purchase Agreement.

          Section 1.  Noncompetition

               1.1  Scope of Competition

                    Seller agrees that with the exception of the Southwest Washington counties of Clark, Cowlitz, Skamania and Whakiakum, it will not, directly or indirectly, for a period of three (3) years from the date of this Agreement, own, manage, operate, , finance, control or participate in the financing, ownership, management, operation or control of or be connected with, in any manner, , any preferred provider organization (PPO) business similar to or in competition with the PPO Washington Division Business carried on by Seller (as defined in the Purchase Agreement) as of the Closing Date of the Purchase Agreement,.

               1.2  Noncompetition by Affiliates

                    A). _Affiliate_ is defined as a subsidiary of Seller or one of Seller's subsidiaries, or one of the Sisters of Providence corporate entities or an entity in which Sisters of Providence has more than a 50% equity position.

                    B) Seller shall not (a) cause or permit any Affiliate of Seller to, in any way, directly or indirectly, for itself or on behalf of any other person or entity, conduct, participate in or engage in any activity or enter into any contract or agreement of any kind with respect to any activity that Seller is prohibited from engaging in by Section 1.1 hereof or (b) fail to take any action necessary to prevent any Affiliate of Seller, in any way, directly or indirectly, for itself or on behalf of any other person or entity, from conducting, participating in or engaging in any activities or entering into any contract or agreement of any kind whatsoever with respect to any activity that Seller is prohibited from engaging in by Section 1.1 hereof. As used in this Section 1.2,




                                         25





               1.3  Noncompetition Payments

                    In consideration of Seller's agreement not to compete pursuant to this Section 1, upon execution of this Agreement, FCHN shall pay the amount specified in Section 1.5 of the Provider Agreement.

               1.4  Equitable Relief

                    Seller  acknowledges  that   the  provisions  of   this
          Section 1 are essential to FCHN, that FCHN would not enter into this Agreement if it did not include this Section 1 and that damages sustained  by  FCHN as  a  result  of a  breach  of  this
          Section 1 cannot be adequately remedied by damages. Seller agrees that the Purchaser, notwithstanding any other provision of this Agreement, and in addition to any other remedy it may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief to prevent or curtail any breach of any provision of this Agreement, including, without limitation, this Section 1.

               1.5  Effect of Violation

                    Upon any violation by Seller of this Section 1, Seller shall repay amounts received pursuant to Section 1.3.

          Section 2.     Miscellaneous

               2.1  Nonwaiver

                    The failure of either party to insist upon or enforce strict performance by the other of any of the provisions of this Agreement, or to exercise any right or remedy under this Agreement, will not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provisions, rights or remedies in that or any other instance; rather, the same will be and remain in full force and effect.

               2.2  Successors and Assigns

                    This Agreement will inure to the benefit of, be enforceable by and be binding upon the parties and their respective successors, assigns, heirs and legal representatives. In the event of any assignment or other transfer (whether voluntary, involuntary or otherwise) of all or any portion of a party's rights, titles and interests in this Agreement, such party will promptly notify the other party of the same.

               2.3  Entire Agreement

                    This Agreement constitutes the entire agreement with respect to the subject matter hereof and supersedes any all prior agreements between the parties with respect to the royalties. No amendment, modification or waiver of any of the provisions of


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          this Agreement  will  be valid  unless  set forth  in  a  written instrument signed by both parties.

               2.4  Governing Law

                    This Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the State of Washington without reference to its choice of law rules, except to the extent the same are preempted by the laws of the United States.

               2.6  Form of Notices

                    All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

                    To FCHN:   First Choice Health Network, Inc.
                               601 Union, Suite 1100
                               Seattle, WA  98101
                               Attn:  Gary R. Gannaway

                    To Seller: Providence Plan Partners
                               520 Pike Street, Suite 2500
                               Seattle, WA  98101
                               Attn:  General Counsel

          If notice is mailed, such notice shall be effective upon mailing or, if notice is personally delivered or sent by telecopy or other electronic facsimile transmission, it shall be effective upon receipt.

               2.7  Severability

                    If any  provision  of  this  Agreement  shall  be  held
          invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

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                                         27






               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                        PROVIDENCE PLAN PARTNERS, a
                                           Washington nonprofit corporation



                                        By  /s/John F. Koster, M.D.
                                            ----------------------------
                                            John F. Koster, M.D.
                                            Its Senior Vice President/Chief
                                            Medical Officer


                                        FIRST CHOICE HEALTH NETWORK, INC.,
                                        a Washington corporation



                                        By /s/ Gary R. Gannaway
                                           ---------------------------
                                           Gary R. Gannaway
                                           Its  Chief Executive Officer







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